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TUESDAY FEBRUARY 6, 5:10 PM EASTERN TIME

PRESS RELEASE

SOURCE: M~Wave, Inc.

M~WAVE ANNOUNCES ANNUAL RESULTS AND FIRST QUARTER EXPECTATIONS

BENSENVILLE, Ill., Feb. 6/PRNewswire/ -- M~Wave, Inc. (Nasdaq: MWAV - news), a manufacturer of high performance printed circuit boards used in wireless communications, announced a net income of $1,820,000 or $0.40 per share, for the fourth quarter ended December 31, 2000, compared with a net income of $22,000 or $0.00 per share a year ago. Net sales for the fourth quarter of 2000 were $22,092,000, up 22% from the third quarter of 2000.

For the year ended December 31, 2000, the Company reported a net profit of $3,940,000 or $0.86 per share compared with a net loss of ($689,000) or ($0.15) per share for 1999.

Cash levels decreased from $2,587,000 at December 31, 1999 to $1,231,000 at December 31, 2000. Accounts receivable and inventories were up $16,688,000 from year-end, which was partially offset by an increase in accounts payable of $4,542,000. The Company borrowed $4,000,000 in the fourth quarter of 2000 to support the increase in working capital. American National Bank and Trust Company of Chicago has increased our line of credit to $10,000,000 to fund the growth of the business. "The working capital is in line with our budget," explained Paul Schmitt, Chief Financial Officer.

"2000 was an exciting and record setting year for M~Wave," said Joseph A. Turek, Chairman and Chief Executive Officer, "and we expect 2001 to be equally demanding as we bring our new West Chicago facility on line by Q3 and continue to increase our customer base with Virtual Manufacturing. Although the economy is showing signs of slowing down, we expect first quarter revenues to be between $20,000,000 and $30,000,000."

The Company recently announced the addition of two new executives to the management staff, Mark Anderson and Dick Golden, and the appointment of Gary Costagna as a Director of M~Wave.

Join M~Wave on its quarterly Conference call on Wednesday, February 7, 2001 at 10:00 am CST at 703-871-3016 or 877-282-2315 at least five minutes before start time or on www.vcall.com.
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About M~Wave:

Established in 1988 and headquartered in the Chicago suburb of Bensenville, Ill., M~Wave is a manufacturer of high performance printed circuits through its wholly owned subsidiary Poly Circuits. The Company's products are used in a variety of telecommunications applications for wireless and Internet communications. M~Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink IITM. The Company trades on the Nasdaq SmallCap market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgement on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers; and other factors detailed in the Company's Securities and Exchange Commission filings.

For more information on M~Wave via fax, free of charge, Dial 1-800-PRO-INFO and enter the ticker "MWAV".

                                  M~WAVE, Inc.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           Three months ended December 31,
                                               1999               2000

Net sales                                  $3,556,959          $22,091,523
Cost of goods sold                          3,002,838           18,485,412
  Gross profit                                554,118            3,606,111

Operating expenses:
  General and administrative                  325,087              709,249
  Selling and marketing                       171,397              485,701
    Total operating expenses                  496,484            1,194,950

  Operating income                             57,634            2,411,161

Other income (expense):
  Interest income                              50,714               34,827
  Interest expense                            (44,313)            (119,366)
  Rental income                                51,000               51,000
  Insurance settlement                              0               61,965
    Total other income                         57,401               28,426

    Income before income taxes                115,035            2,439,587

Provision for income taxes                     92,834              619,446

Net income                                 $   22,201          $ 1,820,141

Net income per share basic and diluted     $     0.00          $      0.40

weighted average shares outstanding         4,543,330            4,572,184
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                                  M-WAVE, Inc.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Twelve months ended December 31,
                                                      1999             2000

Net sales                                         $11,305,643       $57,559,962
Cost of goods sold                                 10,282,981        47,671,167
  Gross profit                                      1,022,662         9,888,795

Operating expenses:
  General and administrative                        1,519,006         2,457,677
  Selling and marketing                               610,075         1,526,676
    Total operating expenses                        2,129,081         3,984,353

  Operating income (loss)                          (1,106,419)        5,904,442

Other income (expense):
  Interest income                                     205,871           114,173
  Interest expense                                   (211,759)         (339,312)
  Rental income                                       161,000           204,000
  Insurance settlement                                      0            61,965
  Loss on disposal of assets                         (135,084)                0
    Total other income                                 20,028            40,826

    Income (loss) before income
     taxes                                         (1,086,391)        5,945,268

Provision (credit) for income taxes                  (397,486)        2,005,306

Net income (loss)                                   ($688,905)      $ 3,939,962

Net income (loss) per share basis
  and diluted                                          ($0.15)      $      0.86

Weighted average shares outstanding                 4,535,342         4,561,957


See notes to consolidated financial statements.
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                                  M-WAVE, Inc.
                          CONSOLIDATED BALANCE SHEETS

                                                   December 31,     December 31,
              ASSETS                                  1999             2000

CURRENT ASSETS:
  Cash and cash equivalents                      $  2,586,885       $ 1,230,999
  Accounts receivable, net of
    allowance for doubtful accounts,
    1999- $10,000: 2000 $100,000                    2,520,070        12,378,766
  Inventories                                       2,030,417         8,859,795
  Deferred income taxes                             1,080,940         1,118,242
  Prepaid expenses and other                           71,957            47,688
     Total current assets                           8,290,269        23,635,490
PROPERTY, PLANT AND EQUIPMENT:
  Land, buildings and improvements                  4,863,247         6,488,057
     Machinery and equipment                       7,934,816          8,731,449
         Total property, plant and
          equipment                               12,798,063         15,219,506
     Less accumulated depreciation                (5,855,688)        (6,914,345)
         Property, plant and
          equipment-net                            6,942,375          8,305,161
NOTE RECEIVABLE, NET                                 645,391            195,391
OTHER ASSETS                                           4,700             54,915
TOTAL                                            $15,882,735        $32,190,957

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                            $ 1,974,067        $ 6,516,541
     Accrued expenses,                               508,456          1,603,474
     Accrued income taxes                                  0            146,287
     Current credit line debt                              0          5,500,000
     Current portion of long-term debt               361,563            321,794
         Total current liabilities                 2,844,086         14,088,096

DEFERRED INCOME TAXES                                676,273            522,593
LONG-TERM DEBT                                     1,886,799          3,074,292
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value;
        authorized, 1,000,000
         shares; no shares issued                          0                  0
     Common stock, $.01 par value;
      authorized, 10,000,000 shares
       3,069,806 shares issued and
       2,267,842 shares outstanding
       at December 31, 1999, 6,179,112
       shares issued and 4,572,184
       shares outstanding at December
       31, 2000                                       30,698             30,895
     Additional paid-in capital                    8,348,832          8,439,072
     Retained earnings                             3,775,321          7,715,283
     Treasury stock: 1,606,928 shares,
      at cost                                     (1,679,274)        (1,679,274)
         Total stockholders' equity               10,475,577         14,505,976
TOTAL                                            $15,882,735        $32,190,957

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                                  M~WAVE. INC
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                           Twelve months ended December 31,
                                                1999              2000

OPERATING ACTIVITIES
  Net income (loss)                         $  (688,905)      $ 3,939,962
  Adjustments to reconcile net income
   to net Cash flows from operating
   activities:
      Gain on disposal of property,
        plant and equipment                 $   135,084       $         0
      Depreciation and amortization         $ 1,008,216       $ 1,058,657
      Reserve for notes receivable          $         0       $   450,000
      Deferred income taxes                 $  (397,486)      $  (190,982)
   Changes in assets and liabilities:
      Accounts receivable-trade             $(1,362,463)      $(9,858,696)
      Inventories                           $(1,220,475)      $(6,829,378)
      Income taxes                          $         0       $   146,287
      Prepaid expenses and other assets     $    10,109       $   (25,946)
      Accounts payable                      $   656,522       $ 4,542,474
      Accrued expenses                         ($58,757)      $ 1,095,018
        Net cash flows used in
          operating activities              $(1,918,155)      $(5,672,604)

INVESTING ACTIVITIES:
  Purchase of property, plant and
    equipment                               $  (473,803)      $(2,421,443)
  Proceeds from sale of property,
    plant and equipment                     $     4,619       $         0
  Purchase treasury stock                       ($3,166)      $         0
  Proceeds from notes receivable            $   421,113       $         0
  Proceeds from sale of PC Dynamics
    property, plant and equipment           $   581,965       $         0
  Proceeds from sale of PC Dynamics
    net working capital and other           $   311,354       $         0
        Net cash flows provided by
          (used in) investing activities    $   842,082       $(2,421,443)

FINANCING ACTIVITIES:
  Common stock issued upon exercise
    of stock options                        $         0       $    90,437
  Long term debt                            $   293,834       $ 1,509,286
  Credit line debt                          $         0       $ 5,500,000
  Payments on long term debt                $  (343,413)      $  (361,562)
        Net cash flows (used in)
          provided by financing activities  $   (49,579)      $ 6,738,161

NET DECREASE IN CASH AND CASH
  EQUIVALENTS                               $(1,125,652)      $(1,355,886)

CASH AND CASH EQUIVALENTS - Beginning
  of period                                 $ 3,712,537       $ 2,586,885
CASH AND CASH EQUIVALENTS - End of
  period                                    $ 2,586,885       $ 1,230,999

Supplemental Disclosures of Cash Flow
  Information:

    Cash paid during the period for
      interest                              $   211,759       $   339,312
    Income tax payments                     $         0       $ 2,050,000


SOURCE: M-wave, Inc.